LEASE

                             BASIC LEASE INFORMATION

Landlord:                                                G & G Holdings, Inc.

Tenant:                                                  Advantage Trading Group, Inc.

Location of Commercial Office Building:                  1385 W. Highway 434, Longwood, FL 32750.

Leaseable Square Feet of Premises:                       5,906

Leaseable Square Feet of Building:                       19,400

Tenant's Share:                                          30%

Lease Commencement Date:                                 May 8, 1999

Lease Expiration Date:                                   May 31, 2009

Base Rent Commencement Date:                             June 1, 1999

Initial Base Rent:                                       $9,228.00 per month, plus sales tax

Security Deposit Received:                               $0

Use of Premises:                                         General Office

                                  TERM AND RENT

         (a) Tenant agrees to pay Landlord Base Rent ("Base Rent") in the amounts set forth below, payable in advance in equal monthly installments, for each and every calendar month of the Term of this Lease, adjusted as provided below:

 Term                                    Total Annual Base Rent                 Monthly Payment
 ----                                    ----------------------                 ---------------
5/8/99-6/1/99                            $0                                     $0
Lease Year 1                             $110,736.00                            $9,288.00
Lease Year 2                             $116,280.00                            $9,690.00
Lease Year 3                             $122,088.00                            $10,174.00
Lease Year 4                             $128,196.00                            $10,683.00
Lease Year 5                             $134,604.00                            $11,217.00
Lease Year 6                             $141,336.00                            $11,778.00
Lease Year 7                             $148,404.00                            $12,367.00



Lease Year 8                             $155,820.00                            $11,985.00
Lease Year 9                             $163,608.00                            $13,634.00
Lease Year 10                            $171,792.00                            $14,316.00

         (b) Base Rent shall be payable in equal monthly installments as set forth above, the first of which shall be due on the Base Rent Commencement Date. Rent for any partial month of occupancy at the end of the Term of this Lease shall be pro-rated, such pro-ration to be based upon the actual number of days in the partial month.

         (c) In addition to Base Rent, and any Additional Rent that may be due by reason of other sections of this Lease, Tenant shall pay to Landlord each month a sum equal to any sales tax, tax on rentals, and any other charges, taxes and/or impositions, now in existence or hereafter imposed, based upon the privilege of renting the space leased hereunder or upon the amount of rent collected therefore. Nothing herein shall require Tenant to pay any part of any federal or state taxes on income imposed on Landlord.

         (d) (i) As of the Lease Commencement Date, Tenant shall pay, as Additional Rent (defined below), Tenant's share ("Tenant's Share"), as hereinafter defined, of the total amount of the annual operating expenses ("Operating Expenses"). For all years during the Lease Term, Landlord shall in advance, reasonably estimate for each calendar year the total amount of the Operating Expenses, and shall notify Tenant in writing. One-twelfth (1/12th ) of the estimated Operating Expenses shall be payable monthly in advance, along with each monthly payment of Base Rent.

                  (ii) Landlord shall, within ninety (90) days after the close of any calendar year for which additional rent is due under the provisions of this Section, give a written statement to Tenant showing computations for Additional Rent due, except that Landlord, at Landlord's option, may give Tenant a written statement showing the computation of any additional rent due by reason of this Section within thirty (30) days after receipt by Landlord of tax or assessment statements enabling Landlord to determine the amount of Additional Rent attributable to or resulting therefrom. Tenant shall have the right to inspect and audit Landlord's books and records showing the Operating Expenses for such calendar year and the annual operating statement or any other statement shall be deemed approved unless protested in writing within thirty (30) days after receipt by Tenant. Tenant shall make full payment of such Additional Rent to Landlord within thirty (30) days after receipt of the statement for Additional Rent. In the event of decrease in Operating Expenses for a prior calendar year, any overpayment of estimated Operating Expenses by Tenant for that calendar year shall be credited against Tenant's next payment of Additional or Base Rent.

         (e) (i) The term "Operating Expenses" shall mean all commercially reasonable expenses and costs of ownership, management, operation and maintenance of the Building, including, without limitation:

                           (A) Wages, salaries, professional fees, taxes, insurance, benefits and other payroll burdens of all employees employed in connection with the operation and maintenance of the Building.

                           (B) Building management fee not to exceed three percent (3%) of Base Rent and Additional Rent.

                           (C) Landscaping costs, maintenance, guard and other services (if to be provided by Landlord pursuant to the terms of this Lease).

                           (D) Power, fuel, water, sewer, waste disposal, lighting, garbage removal, window cleaning, system maintenance, and parking area care.

                           (E) Any and all other utilities, materials, supplies, maintenance and repairs.

                           (F)      Insurance applicable to the Building.

                           (G) The cost (amortized over such reasonable period as Landlord shall determine together with interest at the rate of twelve percent (12%) per annum on the amortized balance) of any capital improvements made to the Building by Landlord after the date of this Lease.

                           (H)      Taxes (defined below).

                           (I)      Real estate brokers commissions.

                           (J)      Structural repair or roof repair.

                           (K)      Operating Expenses shall not include:

                                    (1)     Depreciation on the Building,

                                    (2)     Costs of tenant's improvements,

                                    (3)     Debt service on the Building.

                                    (4)     Utilities metered for individual
                                            tenants, and

Landlord hereby agrees to deduct each year from the amount of the Operating Expenses the total amount of any and all sums, amounts or charges paid by Tenant or other tenants of the Building directly to Landlord or its agent for specific tenant-requested services.

                  (ii) The term "Taxes" shall mean the gross amount (which shall mean the amount of such taxes as assessed by the taxing authority based on the maximum discount amount payable for a given year) of all impositions, taxes, assessments (special or otherwise), water and sewer assessments and other governmental liens or charges of any and every kind, nature and sort whatsoever ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, including all taxes whatsoever, except for taxes for the following categories which shall be excluded from the definition of Taxes: (A) any inheritance, estate, succession, transfer or gift taxes imposed upon Landlord or (B) any income taxes specifically payable by Landlord as a separate tax-paying entity without regard to Landlord's income source as arising from or out of the Building and/or the land on which it is located) attributable in any manner to the Building, the land on which the Building is located or the rents (however the term may be defined) receivable therefrom, or any part thereof, or any use thereon, or any facility located therein or used in conjunction therewith, whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business Tax", or designated in any other manner, but nothing herein shall be construed as relieving Tenant of its obligation to pay sales tax.

                  (iii) The term "Tenant's Share" at the Commencement of the Term of the Lease shall mean the following percentage: Thirty (30%). Landlord and Tenant acknowledge that Tenant's Share has been obtained by dividing the leaseable area of the Premises, which Landlord and Tenant hereby stipulate for all purposes is 5,906 leaseable square feet, by the total leaseable area of the Building, which Landlord and Tenant hereby stipulate for all purposes is 19,400 square feet, and multiplying such quotient by I00. In the event Tenant's Share is changed during a calendar year by reason of a change in the leaseable area of the Premises, Tenant's Share shall thereafter mean the result obtained by dividing the new leaseable area of the Premises by 19,400 square feet and multiplying such quotient by 100. Tenant's share shall be determined on the basis of the number of days during such calendar year applicable to each such Tenant's Share.

                  (iv) The term "Rent" shall mean the sum of the Base Rent and Additional Rent, if applicable. The term "Additional Rent" refers to any and all other sums payable by Tenant hereunder defined and as specified in the other provisions of this Lease. Tenant agrees to pay such Additional Rent upon demand by Landlord and that Additional Rent is to be treated in the same manner as Rent hereunder, both in terms of the lien for Rent herein provided and in terms of the default provisions herein contained.

         Tenant also agrees to pay a late charge fee of $20.00 for any monthly payment not paid on or before the 10th day of the month in which the rental payment is due, and an additional late charge fee of $10.00 per day thereafter until said payment and late charge fee are paid in full.

         Should the Tenant pay the rent late three (3) times or more in any twelve (12) month period, Landlord shall have the right to terminate this Lease by giving Tenant sixty (60) days written notice.

                                SECURITY DEPOSIT

         On execution of this lease, Landlord acknowledges Tenant's previous deposit of the sum of $0, as security for the faithful performance by Tenant of the terms and conditions hereof. Such deposit shall be returned to Tenant upon the termination of this lease if there exists no breach of any of the covenants of this lease at that time.


                                 USE OF PREMISES

         Tenant shall use the demised premises only as a commercial office, unless Landlord's consent is obtained in writing, which consent shall not be unreasonably withheld.


                            ASSIGNMENT AND SUBLETTING

         Without the prior written consent of Landlord, Tenant shall not assign this lease, or sublet or grant any concession or license to use the retail or office space or any part thereof. A consent by Landlord to one assignment, subletting, concession, or license shall not be deemed to be a consent to any subsequent assignment, subletting, concession, or license. An assignment, subletting, concession, or license without the prior written consent of Landlord, or an assignment or subletting by operation of law, shall be void and shall, at Landlord's option, terminate this lease.


                       ALTERATIONS, IMPROVEMENTS AND SIGNS

         All signs must be approved, in writing, by Landlord.

         Tenant shall make no alterations or improvements to the building on the demised premises without the prior written consent of the Landlord. All alterations, changes, and improvements built, constructed, or placed on the demised premises by Tenant, with the exception of fixtures removable without damage to the premises, trade fixtures, and moveable personal property, shall, unless otherwise provided by written agreement between Landlord and Tenant, be the property of Landlord and remain on the demised premises at the expiration or sooner termination of this lease.


               UTILITIES, SALES TAX, PROPERTY TAXES AND INSURANCE

         For the first three years of this lease, Tenant shall be responsible for arranging for and paying for all utilities. For years four and five of this lease, Landlord shall pay for Tenant's electric, water, and sewer. Landlord shall be responsible for all real property taxes on the premises. Tenant shall be responsible for personal property taxes on personal property located in Tenant's Area and all sales taxes due on the rental amount.

         Tenant shall be responsible for all casualty insurance on its personal property and the contents of its premises. Tenant shall be responsible for and provide premises liability insurance for its area. Landlord shall be responsible for insurance on the structure and common areas.


                        ENTRY FOR INSPECTION AND REPAIRS

         Landlord shall have the right to enter the leased premises for inspection during normal business hours and whenever necessary, obtain a time compatible with Tenant, to make repairs and alterations to the premises.


                        REPAIRS, ALTERATIONS AND CLEANING

         Tenant shall be responsible for repairs to the interior of Tenant's Area, including maintenance, replacement of light bulbs, and changing and replacing air conditioning filters. Exterior maintenance of the building shall be the responsibility of the Landlord. Landlord shall make repairs to the air conditioning system (other than change of filters) and to the electrical and plumbing systems other than the fixtures in Tenant's area.

         For the first three years of this lease, Tenant shall be responsible for arranging for and paying for janitorial services for Tenant's area. For years four and five of this lease, Landlord shall pay for Tenant's janitorial services.


                                  TENANT DUTIES

         Tenant shall, at all times during occupancy under this lease:

         A. Comply with all obligations imposed upon Tenant by any applicable provision of any building, housing or health code.

         B. Keep that part of the premises which the Tenant occupies clean and sanitary.

         C. Remove from Tenant's Area all garbage in a clean and sanitary manner and be responsible for placing that Area's garbage at curbside as required by the City of Longwood for pickup.

         D. Keep all plumbing fixtures in the Tenant's Area clean and sanitary and in repair.

         E. Use and operate in a reasonable manner all electrical, plumbing, sanitary, heating, ventilation, air conditioning, and other facilities and appliances.

         F. Not destroy, deface, damage, impair, or remove any part of the premises or property therein belonging to the Landlord, nor permit any person to do so.


                        WASTE, NUISANCE, OR UNLAWFUL USE

         Tenant agrees that it will not commit waste on the premises, or maintain or permit to be maintained a nuisance thereon, or use or permit the premises to be used in an unlawful manner.


                                  SUBORDINATION

This Lease and all rights of Tenant hereunder shall be subject and subordinate to the lien of any and all mortgages that may now or hereafter affect the demised premises, or any part thereof, and to any and all renewals, modifications or extensions of any such mortgages. Tenant shall, upon five (5) days notice provided by Landlord, execute, acknowledge and deliver to Landlord, without expense to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights herein to the lien of any such mortgage or mortgages and each renewal, modification or extension thereof. Notwithstanding any other provision of this paragraph, any such subordination by Tenant is, and shall be, with the understanding that so long as Tenant is not in default of its obligations hereunder, this Lease, and the tenancy provided herein, shall continue in full force and effect, and Tenant shall be permitted to occupy the demised premises under the terms hereof notwithstanding any default by Landlord under said mortgage or transfer of title to the demised premises by foreclosure, deed in lieu of foreclosure, or otherwise.


                                    INDEMNITY

         Landlord shall not be liable for any loss, injury, death, or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person who may at any time be using or occupying or visiting the leased property, or be in, on, or about the leased property, whether such loss, injury, death, or damage shall be caused by or in any way result from or arise out of any act, omission, or negligence of Tenant or of any occupant, subtenant, co-tenant, visitor, or user of any portion of the leased property, or shall result from or be caused by any other matter or thing whether of the same kind as or of a different kind than the matters or things above set forth.

         Tenant shall indemnify Landlord against all claims, liability, loss, or damage whatsoever on account of any such loss, injury, death, or damage arising in any way out of Tenant's rental of the leased premises. Tenant hereby waives all claims against

Landlord for damages to any improvements that are now on or hereafter placed or built on the leased property and to the property of Tenant in, on, or about the property, and for injuries to persons or property in or about the premises, from any cause arising at any time.


                         LANDLORD'S REMEDIES ON DEFAULT

         If Tenant defaults in the payment of rent, or defaults in the performance of any of the other covenants or conditions of this agreement, Landlord may give Tenant notice of such default and if Tenant does not cure any rent default within seven (7) days, or other default within thirty (30) days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Tenant does not commence such curing within such thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Landlord may terminate this lease on not less than five (5) days' notice to Tenant. On the date specified in the notice the term of this lease shall terminate and Tenant shall then quit and surrender the premises to Landlord, but Tenant shall remain liable as provided below. If this lease shall have been so terminated by Landlord, Landlord may at any time thereafter resume possession of the premises by any lawful means and remove Tenant or other occupants and their effects.


                                   DEFICIENCY

         In any case where Landlord has recovered possession of the premises by reason of Tenant's default, Landlord may, at Landlord's option, occupy the premises or cause the premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for re-letting, and may re-let the premises or any part of the premises as agent of Tenant or otherwise, for a time or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this lease, at Landlord's option, and receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession and to repair for damages or preparing for re-letting, and the re-letting, including brokerage and reasonable attorneys' fees, and then to the payment of damages in amounts equal to the rent under this agreement and to the cost and expenses of performance of the other covenants of Tenant as herein provided. Tenant agrees, in any such case, whether or not Landlord has re-let, to pay to Landlord damages equal to the rent and other sums herein agreed to be paid by Tenant, less the new proceeds of the re-letting, if any and the damages shall be payable by Tenant on the several rent days above specified, or at the option of the Landlord, the Landlord may elect to declare all remaining amounts of rent due at once and the entire balance of the rent shall be accelerated. In re-letting the premises Landlord may grant rent concessions, and Tenant shall not be credited with such concessions. No such re-letting shall constitute a surrender and acceptance or be deemed evidence of a surrender and acceptance. If Landlord elects, pursuant to this agreement, actually to occupy and use the premises or any part of the premises during any part of the balance of the term as originally fixed or since extended, there shall be allowed against Tenant's obligation for rent or damages as herein defined, during the period of Landlord's occupancy, the reasonable value of such occupancy, not to exceed in any event the rent herein reserved and such occupancy shall not by construed as a relief of Tenant's liability under this agreement.

         Tenant hereby waives all right of redemption to which Tenant or any person claiming under Tenant might be entitled by any law now or hereafter in force. Landlord's remedies under this agreement are in addition to any remedy allowed by law.


                                    INSURANCE

Tenant shall provide, pay for, and maintain in force the required insurance at all times during the lease term performed. Such policy or policies shall be issued by companies authorized to do business in the State of Florida, and having agents upon whom service of process may be made in the State of Florida. Tenant shall provide the following.

         (a) Severabilitv of Interest: The liability insurance afforded shall apply separately to each insured, named insured, or additional insured with respect to any claim, suit or judgment made or brought by or for any other insured, named insured, or additional insured as though a separate policy had been issued to each, except for insurer's liability shall not be increased beyond the amount or amounts for which the insurer would have been liable had only one insured been named. The inclusion of any person or organization as an insured, named insured or additional insured shall not affect any right which such person or organization would have as a claimant if not so included.

         (b) Workers' Compensation and Employers Liability Insurance: Workers' Compensation Insurance to apply for all employees in compliance with the "Workers' Compensation Law" of the State of Florida and all applicable Federal laws. In addition, the policies shall include Employers Liability Insurance with minimum limits of One Hundred Thousand Dollars ($100,000.00) each accident; One Hundred Thousand Dollars ($100,000.00) each employee and Five Hundred Thousand Dollars ($500.000.00) minimum policy limit for disease.

         (c) General Liability Insurance: General Liability Insurance with minimum limits of One Million Dollars ($1,000,000.00) per occurrence combined single limit for Bodily Injury Liability and Property Damage Liability. Coverage must be afforded on a form no more restrictive than the latest edition of the General Liability Policy, without restrictive endorsements, as filed by the Insurance Services Office and must include G & G Holdings Limited, Inc. to be named as additional insureds.

         (d) Certificate of Insurance: Tenant shall provide to Landlord a Certificate of Insurance or a copy of all insurance policies required by this Section. Landlord reserves the right to require a certified copy of such policies upon request. All endorsements and certificates shall state that Landlord shall be given thirty (30) days written notice prior to expiration or cancellation of the policy.

                                     NOTICES

         (a) All notices, demands, or other writings required to be given or made or sent in this Lease, or which may be given or made or sent, by either party to the other, shall be deemed to have fully given or made or sent when in writing and addressed as follows:

          Landlord
          --------

G & G Holdings, Inc.
c/o Richard L. Goble
282 Snowfields Run
Heathrow, FL 32746

          Tenant
          ------

Advantage Trading Group, Inc.
c/o Richard L. Goble
282 Snowfields Run
Heathrow, FL 32746



         (b) All notices required, or which may be given hereunder, shall be considered properly given if (1) personally delivered, (2) sent by certified United States mail, return receipt requested, or (3) sent by Federal Express or other equivalent overnight letter delivery company.

         (c) The effective date of such notices shall be the date personally delivered, or if sent by mail, the date of the postmark, or if sent by overnight letter delivery company, the date the notice was picked up by the overnight letter delivery company.

         (d) Parties may designate other parties or addresses to which notice shall be sent by notifying, in writing, the other party in a manner designated for the filing of notice hereunder.


                               GENERAL PROVISIONS

         A. This agreement contains the entire understanding of the parties hereto. No amendment or modification to this agreement shall be valid unless reduced to writing and executed by both parties hereto.

         B. Should a disagreement occur between the parties regarding any term or provision contained in this agreement which results in litigation occurring, the prevailing party in such litigation shall be entitled, in addition to the relief sought in such litigation, to the recovery of all attorney fees and costs expended by such party in connection with such litigation.

         C. In the event the demised premises are totally destroyed by fire, casualty, disaster, or other cause, this lease shall immediately terminate and be canceled, and neither party shall thereafter have any further obligation hereunder. Should the demised premises be damaged as to render it unfit for occupancy, yet be repairable within a reasonable time, Landlord shall enter and repair the same with reasonable promptness. Payment of rent shall be abated while such repairs are being made, but shall commence immediately after said repairs shall be completed.

         D. At the end of the term or any renewals thereof, Tenant shall quit and deliver up the premises to the Landlord in as good condition as it is now, ordinary wear, decay and damage by the elements excepted.

         E. If the premises are substantially taken by eminent domain, either party may terminate the lease without liability for the remainder of the term.

         F. This agreement shall inure to the benefit of the parties and their successors and assignees.

         G. Venue. In the event that either party files an action to enforce this lease, Venue shall be proper in court of competent jurisdiction in Seminole County, Florida.


                                     WAIVERS

         A waiver by Landlord of a breach of any covenant or duty of Tenant under this lease is not a waiver of a breach of any other covenant or duty of Tenant, or of any subsequent breach of the same covenant or duty.


                               TIME OF THE ESSENCE

         Time is of the essence of this lease, and of each and every covenant, term, condition, and provision hereof.

         IN WITNESS WHEREOF, the parties have executed this lease.



LANDLORD G & G Holdings, Inc.


By: /s/ Richard L. Goble
    --------------------
        Richard L. Goble, President

Date:   8/13/99
        -------


TENANT
Advantage Trading Group, Inc.



By: /s/ Richard L. Goble
    --------------------
        Richard L. Goble, President

Date:   8/13/99
        -------